Exhibit 99.1

September 22, 2009
FOR IMMEDIATE RELEASE

VERSAR INC., ANNOUNCES IMPROVED OPERATING INCOME
FOR FY 2009 and STRONG 4Q RESULTS
Offices
Headquarters
Springfield, VA

Inside the U.S.
Baltimore, MD
Columbia, MD
Gaithersburg, MD
Germantown, MD
Richmond, VA
Norfolk, VA
Chicago, IL
San Antonio, TX
Denver, CO
Dugway, UT
Tempe, AZ
Sacramento, CA

Outside the U.S.
Kabul, Afghanistan
Baghdad, Iraq
Erbil, Iraq
Abu Dhabi, UAE
Manila, PH

Springfield, Virginia, September 22, 2009 – Versar, Inc (NYSE Amex: VSR) today announced financial results for fiscal year 2009.  Versar achieved record operating income of $5,604,000, a 2% increase from FY 2008, despite a slight decrease in revenue.

Gross revenue for fiscal year 2009 was $112,196,000, a decrease of 3% from the $115,602,000 reported for fiscal year 2008.  Versar reported growth in its Program Management, Professional Services and National Security segments; however the weak economy negatively impacted our Compliance and Environmental business segment.

Versar recorded net income after tax of $3,169,000, or $0.35 per share, on a fully diluted share basis, for fiscal year 2009, compared to $3,391,000 or $0.36 per share for the previous fiscal year.  During our second quarter, net income was negatively affected by $328,000 attributed to a loss on investment in marketable securities following last year’s severe stock market decline.  Earnings per share would have been $0.37 without the one time loss.   Versar completed fiscal year 2009 with a funded backlog of $57 million.

Operating Income for the fourth quarter of fiscal year 2009 was $1,625,000, an increase of 60% over that reported in the fourth quarter of fiscal year 2008 resulting in after tax net income of $954,000 and $0.10 per share compared to after tax net income of $716,000 and $0.08 per share during the same period in 2008.

Dr. Ted Prociv, President & CEO of Versar said, “I’m very proud of our improved margins and operating income despite relatively flat year on year revenue.  This past year we experienced business pressures on many fronts, yet Versar was able to deliver bottom line results comparable with last year’s record performance.   We remain a stable, profitable, debt-free company in a highly competitive marketplace amidst a recessionary economy. No easy task.”

Dr. Prociv continued, “Our total contract capacity continues to grow and we are investing in growth areas such as infrastructure support for rural wireless broadband expansion and sustainable military range management.  Our corporate transformation continues to meet the needs of our clients in an ever changing marketplace.  Our twin goals—increased revenues and profits--remain the same.”

VERSAR, INC., headquartered in Springfield, VA, is a publicly held international professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization.  VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; http://www.viap.com and http://www.dtaps.com.

This press release contains forward-looking information.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 26, 2009.  The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

VERSAR, INC. AND SUBSIDIARIES Consolidated Statements of Income (In thousands, except per share amounts)

	Years Ended
	June 26, 2009	June 27, 2008	June 29, 2007
GROSS REVENUE	$112,196	$115,602	$102,726
Purchased services and materials, at cost	60,583	68,507	62,750
Direct costs of services and overhead	37,133	33,307	29,154
GROSS PROFIT	14,480	13,788	10,822

Selling, general and administrative expenses	8,876	8,297	6,669
OPERATING INCOME	5,604	5,491	4,153

OTHER EXPENSE
Loss on marketable securities	328	---	---
Interest expense (income)	36	(173)	(24)

INCOME BEFORE INCOME TAXES	5,240	5,664	4,177

Income tax expense (benefit)	2,071	2,273	(1,105)
NET INCOME	$3,169	$3,391	$5,282
NET INCOME PER SHARE - BASIC	$0.35	$0.38	$0.64
NET INCOME PER SHARE - DILUTED	$0.35	$0.36	$0.62

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	9,123	8,932	8,201
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	9,150	9,331	8,466

Contact:	Michael J. Abram	(703) 642-6706
Senior Vice President
Email: mabram@versar.com

Investor Relations Contact:	Andrew J. Kaplan	(732) 747-0702
Barry Kaplan Associates
623 River Road
Fair Haven, NJ 07704
Email: smallkap@aol.com